                  CHAMPION INDUSTRIES, INC. AND SUBSIDIARIES

                                  EXHIBIT 11

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                                                THREE MONTHS                     NINE MONTHS
                                                               ENDED JULY 31,                   ENDED JULY 31,
                                                           1996             1995             1996             1995
                                                         ---------        ---------       ----------       ----------
PRIMARY:
  Average shares outstanding                             6,413,435        6,311,882        6,395,364        6,283,098
  Net effect of dilutive stock options - based on
    treasury stock method using average market price        26,289           24,657           25,492           22,755
                                                         ---------        ---------       ----------       ----------
  Totals                                                 6,439,724        6,336,539        6,420,856        6,305,853
                                                         ---------        ---------       ----------       ----------
                                                         ---------        ---------       ----------       ----------
Net income                                                $704,595         $601,598       $2,241,678       $1,955,012
                                                         ---------        ---------       ----------       ----------
                                                         ---------        ---------       ----------       ----------
Per share amount                                             $0.11            $0.09            $0.35            $0.31
                                                         ---------        ---------       ----------       ----------
                                                         ---------        ---------       ----------       ----------
FULLY DILUTED:
  Average shares outstanding                             6,413,435        6,311,882        6,395,364        6,283,098
  Net effect of dilutive stock options - based on
    treasury stock method using period end market
    price, if greater than the average market price         26,289           28,744           26,433           24,118
                                                         ---------        ---------       ----------       ----------
  Totals                                                 6,439,724        6,340,626        6,421,797        6,307,216
                                                         ---------        ---------       ----------       ----------
                                                         ---------        ---------       ----------       ----------
Net income                                                $704,595         $601,598       $2,241,678       $1,955,012
                                                         ---------        ---------       ----------       ----------
                                                         ---------        ---------       ----------       ----------
Per share amount                                             $0.11            $0.09            $0.35            $0.31
                                                         ---------        ---------       ----------       ----------
                                                         ---------        ---------       ----------       ----------

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